                                                                   EXHIBIT 10.16

                           ARTHUR J. GALLAGHER & CO.
                      DEFERRED EQUITY PARTICIPATION PLAN


The purpose of this Deferred Equity Participation Plan (the "Plan") is to provide a facility through which Arthur J. Gallagher & Co. ("AJG"), on behalf of its subsidiaries and affiliates (collectively referred to as the "Company") can encourage key executives to stay with the Company until their normal retirement. The retention of key executives will promote the interests of the Company and its shareholders by providing continuity of management and leadership, and capitalizing on the investment in training and experience the Company has made in its key executives over the years.

Concurrently with the establishment of the Plan, the Company has formed The Arthur J. Gallagher & Co. Deferred Equity Trust (the "Trust"), pursuant to the trust agreement dated March 22, 2001. Between March 15 and June 15 of each calendar year, beginning in calendar year 2001, the Company will contribute to the Trust shares of AJG Common Stock in an amount approved by the AJG Compensation Committee (the "Annual Funding"). The Trust shall reinvest dividends on an annual basis in AJG Common Stock. The AJG Common Stock acquired by the Trust in a given year, or from the reinvestment of dividends from AJG Common Stock originally acquired in that year, shall be referred to as "Trust Assets". The trustees of the Trust shall have and may exercise all rights of ownership, including voting control, of the Trust Assets prior to distribution.

On or before June 15 of each year, the Chief Executive Officer of AJG, in conjunction with the Compensation Committee, will approve a list of the key executives that will receive an interest in the Trust Assets acquired with the Annual Funding from that year ("Participant"). The list shall set out a percentage for each Participant that represents that Participant's interest in the Trust Assets for that year.

A Participant shall be eligible to receive a distribution from the Plan on the first day of the month following the month he reaches age sixty-two (the "Distribution Date"); provided that the Participant has worked continuously for the Company from the date he first received an interest in the Trust Assets until the Distribution Date. If a Participant dies, or if a Participant's employment with the Company is terminated prior to the Distribution Date because of disability, or in a manner that entitles the Participant to receive severance, or if there is a change in control, all as defined herein, then the Participant, or his estate, shall be entitled to receive an immediate distribution of his interest in the Trust Assets. For purposes of the Plan, disability shall mean the termination of the Participant's employment relationship at a time when the Participant's medical condition, upon such termination, would qualify the Participant to receive long term disability benefits under the Company's employee benefits plan. "Change in control" shall have the meaning ascribed to it in the "Change in Control" Agreement between the Participant and AJG. Termination in a manner that entitles the Participant to receive severance shall mean that the Participant receives a severance payment pursuant to AJG's Severance Plan, as then in effect.

In the event a Participant's employment relationship with the Company terminates before the Distribution Date for any reason other than death, disability, or in a manner that entitles the Participant to receive severance, then any and all interests in Trust Assets previously received by the Participant pursuant to the Plan shall be forfeited. Forfeited Trust Assets shall be returned to the Company, and not subject to claim by any Participant.

A Participant may elect to receive his distribution either in a lump sum on the Distribution Date; or in ten equal annual installments commencing on the Distribution Date, and due on the next nine anniversaries of the Distribution Date; or in five equal annual installments commencing on the Distribution Date, and due on the next four anniversaries of the Distribution Date. If a Participant dies before all installments are distributed, the Participant's estate may elect to receive the remaining distribution in a lump sum. All distributions shall be made in the unrestricted Common Stock of AJG. The distribution to which a Participant is entitled shall equal the aggregate of the Participant's percentage of Trust Assets for each year the Participant was granted an interest in the Trust Assets, and shall include any increase in such interest due to stock splits, stock dividends, the exercise of stock options or the reinvestment of cash dividends.

The Company reserves the right to terminate the Plan, or suspend the Plan for any given calendar year. Receiving an interest in Trust Assets in any year does not in any way entitle the Participant to receive interests in future year Trust Assets.

                           ARTHUR J. GALLAGHER & CO.

                             Deferred Equity Trust

                                March 22, 2001

Contents
--------------------------------------------------------------------------------

                                                                            Page
Article 1. Establishment and Administration of the Trust and
           Company Contributions                                               1

Article 2. Payments to Plan Participants and Their Beneficiaries               3

Article 3. Trustee Responsibility Regarding Payments to Trust
           Beneficiary When Company is Insolvent                               4

Article 4. Payments to Company                                                 5

Article 5. Management of the Trust Fund                                        5

Article 6. Resignation or Removal of Trustee                                   7

Article 7. Amendment, Division or Termination                                  7

Article 8. Liability and Indemnification                                       8

Article 9. Miscellaneous                                                       8

                           Arthur J. Gallagher & Co.
                             Deferred Equity Trust

     This Deferred Equity Trust (this "Trust") is effective this 22nd day of March, 2001 (the "Effective Date"), by and between Arthur J. Gallagher & Co., a Delaware corporation (the "Company"), and Robert E. Gallagher (the "Trustee").

                                  WITNESSETH:

     WHEREAS, the Company has adopted a nonqualified plan known as the Arthur J. Gallagher & Co. Deferred Equity Participation Plan (the "Plan"); and

     WHEREAS, the Company expects to incur liability under the terms of the Plan with respect to the individuals participating in the Plan; and

     WHEREAS, the Company wishes to establish a grantor trust (the "Trust") and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company's creditors in the event of the Company's Insolvency, as herein defined, until paid to Plan participants and their beneficiaries (collectively, the "Participants") in such manner and at such times as specified in the Plan; and

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

     WHEREAS, it is the intention of Company to make contributions to the Trust to provide itself with a source of funds to assist it in meeting its liabilities under the Plan.

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held, and disposed of as follows:

Article 1. Establishment and Administration of the Trust and Company
Contributions

     1.1. Establishment. This Trust is hereby established for the benefit of Participants in the Plan, as determined in accordance with the applicable provisions of the Plan, to provide for the payment of Plan benefits on an unfunded, nonqualified basis.

     1.2. Irrevocable. The Trust hereby established shall be irrevocable, subject to the provisions of Article 7 herein.

     1.3. Status of the Trust. The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly. The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of Participants and general creditors as herein set forth. Participants shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust shall be mere unsecured contractual rights of Participants against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3.1 herein.

     1.4. Company Contributions. Prior to a Change in Control (as defined in the
Plan) of the Company, the Company will make deposits of cash or other property, within the period of March 15 through June 15 of each calendar year, in trust with the Trustee to augment the principal to be held, administered and disposed of by the Trustee as provided in this Trust Agreement.

     Upon a Change in Control, the Company shall, as soon as possible, but in no event later than fifteen (15) calendar days following the Change in Control, make an irrevocable contribution to the Trust in an amount that is sufficient to pay each Participant or beneficiary to which the Participants or their beneficiaries would be entitled pursuant to the terms of the Plan as of the date on which the Change in Control occurs.

     1.5. Trustee's Acceptance. The Trustee accepts its duties and obligations as Trustee hereunder, agrees to accept delivery of funds delivered to it by the Company pursuant to this Article 1, and agrees to hold such funds (and any proceeds from the investment of such funds) in trust in accordance with the terms and conditions of this Trust.

     1.6. The Committee. The Board of Directors of the Company shall designate a committee (the "Committee") which shall have the powers, rights, and duties described herein and in the Plan. The Board of Directors will certify to the Trustee from time to time the person or persons who are acting as the members of the Committee. The Trustee may rely on the latest certificate received from the Board of Directors without further inquiry or verification. The Committee may delegate such of its powers, rights and duties hereunder as it deems appropriate to the plan administrator designated in the Plan.

     If for any period no persons are acting as members of the Committee, the Board of Directors of the Company shall act on behalf of, and shall have all of the powers, rights, and duties otherwise reserved to, the Committee. The Company warrants that all directions or authorizations by the Committee, whether for the payment of money or otherwise, will comply with the provisions of the Plan and this Trust.

Article 2. Payments to Plan Participants and Their Beneficiaries

     2.1. Payment Schedule. The Committee shall deliver to the Trustee a schedule (the "Payment Schedule") that: (i) indicates the amounts payable in respect of the Participants under the Plan; (ii) provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable;
(iii) designates the manner and form in which such amount is to be paid (as provided for or available under the Plan); and (iv) designates the time of commencement for payment of such amounts.

     Except as otherwise provided herein, the Trustee shall make payments to the Participants in accordance with such Payment Schedule. Prior to a Change in Control, the Committee shall have the right to modify such schedule during the Plan Year, which modification, upon delivery to the Trustee, shall be binding upon the Trustee.

     In the event the Trustee determines that there are insufficient funds in the Trust to make full payments to all Participants as provided in the Payment Schedule or as otherwise determined hereunder, the Trustee shall immediately make a request to the Company for an infusion of sufficient additional assets into the Trust to fully fund the obligations. If no such Company asset contribution is made within a period deemed reasonable by the Trustee, the Trustee shall make payments to each Participant in an amount equal to the full payment due to such Participant under the Plans multiplied by a fraction, the numerator of which is the total amount available for distribution in the Trust, and the denominator of which is the total amount of aggregate liabilities to all Participants under the Plan. The Company will then be required to pay the balance of the Participant's benefits out of general Company assets.

     2.2. Committee Determination of Benefits. The entitlement of a Participant to benefits under the Plan shall be determined by the Committee, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan. If no such provision is contained in the underlying plan document, the procedures contained in Section 2.4 herein shall be followed.

     2.3. Direct Payment of Benefits by the Company. The Company may make payment of benefits directly to Participants as they become due under the terms of the Plan. To the extent administratively practicable, the Company shall notify the Trustee of its decision to make payment of benefits directly to Participants prior to the time amounts are payable to Participants. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Committee where principal and earnings are not sufficient.

     The Committee may direct the Trustee in writing to reimburse the Company from the Trust Fund, as defined in Section 5.1 herein, for Plan benefits paid directly to a Participant by the Company upon receipt by the Trustee of satisfactory evidence of such payment(s); provided, however, that the Trustee shall not reimburse the Company for such payment if the Trustee determines that, after making such reimbursement, the Trust Fund assets are insufficient to satisfy anticipated distributions therefrom.

     2.4. Participants' Claim Procedure.

     (a) If a payment required under the terms of the Plan has not been made to a Participant (whether due to the failure of the Committee to notify the Trustee as required by this Trust or otherwise), then the Participant may notify the Trustee in writing that a benefit payment is then due, the amount (or a reasonable estimate of the amount) owed to the Participant pursuant to the Plan, and the date such amount was due and payable. The Trustee shall notify the Committee within fifteen (15) calendar days of the receipt of such a payment request. Within fifteen (15) calendar days of the date the Trustee notified the Committee of the payment request, the Committee shall provide the Trustee with a statement that has been certified as being accurate by an independent party agreed to by the Trustee as to the proper amount due and payable to the Participant and, if applicable, a certification as to whether a benefit payment should have been made. The Trustee shall promptly make payment of such amount, if any, to the Participant, and shall provide the Participant with an explanation of how such amount was calculated. If no such certified statement is received by the Trustee, then the Trustee shall make the payment requested by the Participant from the assets of the Trust Fund.

     The Trustee may conclusively rely on any payment or payments paid pursuant to the preceding sentence as being the appropriate amount due to such Participants. The Trustee also shall notify the Committee of any such payment(s). The Trustee shall be authorized to employ agents, attorneys, accountants, or other persons to perform such functions referenced in this
Section 2.4(a), and the Company hereby consents to such employment.

     (b) If Trust Fund assets are not sufficient to make full distributions as provided hereunder and in accordance with the Plan, the Company shall be obligated to make the balance of each such payment when due. The Trustee shall be fully protected in acting without Committee direction under this Section 2.4.

Article 3. Trustee Responsibility Regarding Payments to Trust Beneficiary When Company is Insolvent

     3.1. Insolvency. The Trustee shall cease payment of benefits to Participants and their beneficiary if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust if (i) the Company is unable to pay its debts as they become due; or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     3.2. Claims of General Creditors. At all times during the continuance of this Trust, as provided in Articles 1 and 7 herein, the principal and income of the Trust shall be subject to the claims of general creditors of the Company under federal and state law as set forth below.

     (a) The Board of Directors and the highest ranking officer of the Company shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall determine whether the Company is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Participants.

     (b) Unless the Trustee has actual knowledge of the Company's Insolvency, or has received notice from the Company or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

     (c) If at any time the Trustee has determined that the Company is Insolvent, the Trustee shall discontinue payments to the Participants and shall hold the assets of the Trust for the benefits of the Company's general creditors. Nothing in this Trust shall in any way diminish any rights of Participants to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

     (d) The Trustee shall resume the payment of benefits to Participants in accordance with Article 2 of this Trust only after the Trustee has determined that the Company is not Insolvent (or is no longer Insolvent).

     3.3. Resumption of Payments to Participants. Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3.2 hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Participants under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payment made to Participants by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

Article 4. Payments to Company

     Except as provided in Section 2.3, Article 3, and Section 7.2 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payments of benefits have been made to Participants pursuant to the terms of the Plan.

Article 5. Management of the Trust Fund

     5.1. The Trust Fund. Unless the context clearly implies or indicates otherwise, the term Trust Fund as of any date means all property of every kind then held under this Trust by the Trustee.

     5.2. Investment Authority.

     (a) The Trustee may invest in securities (including stock or rights to acquire stock) or obligations issued by the Company or a registered investment company or mutual fund, by June 15 of each calendar year (or if not reasonably practical to do so by June 15, at the Trustee's earliest opportunity after June 15.) All rights associated with assets of the Trust shall be exercised by the Committee, and shall in no event be exercisable by or rest with Plan Participants. The Committee shall have the right at any time and from time to time, in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Committee in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity.

     (b) Notwithstanding the foregoing provision, the Trustee, without further prior approval of the Committee or the Company, shall have the power, right and authority to invest cash balances held by it from time to time in short-term, cash equivalents having ready marketability and shall have the power, right and authority to sell such assets of the Trust Fund as may be necessary to carryout the instructions of the Committee with respect to investment the Trust Fund, paying expenses or making payments pursuant to this Trust Agreement.

     (c) The Trustee shall follow all directions of the Committee with respect to the investment or reinvestment of the Trust Fund and shall have no duty or obligation to review the assets from time to time so acquired, nor to make any recommendations with respect to the investment, reinvestment or retention thereof. The Trustee shall vote any proxies associates with the Trust Fund as directed by the Committee.

     5.3. Accounting.

     (a) The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the committee and the Trustee. Within 120 calendar days following the close of each calendar year and within 120 calendar days after the removal or resignation of the Trustee, the Trustee shall deliver to the Committee a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     (b) In the absence of the filing in writing with the Trustee by the Committee of exceptions or objections to any such account within 90 calendar days of receipt by the Committee of such written account from the Trustee, the Committee shall be deemed to have approved such account, the Trustee shall be released, relieved and discharged with respect to all matters and things set forth in such account as though such account has been settled by the decree of a court of competent jurisdiction.

     5.4. Expenses. All expenses (except those specifically described in the next sentence) reasonably incurred by the Trustee and the Committee in the administration of this Trust, including compensation to agents, actuaries, attorneys, accountants, and other persons employed by the Trustee or the Committee, as certified by them shall be paid by the Company directly. To the extent such compensation and expenses are not paid by the Company within ninety (90) calendar days of delivery of an invoice for same by the Trustee, the Trustee may pay such compensation and expenses from the Trust Fund. Expenses solely attributable to investment of the Trust Fund shall be paid from the Trust Fund to the extent not paid directly by the Company.

Article 6.  Resignation or Removal of Trustee

     6.1. Resignation of Trustee. The Trustee may resign at any time by written notice to the Committee, which shall be effective 30 calendar days after receipt of such notice unless the Committee and the Trustee agree otherwise.

     6.2. Removal of Trustee. The Trustee may be removed by the Committee on 30 calendar days notice or upon shorter notice accepted by the Trustee.

     6.3. Selection of Successor Trustee. If the Trustee resigns or is removed in accordance with Section 6.1 or 6.2 hereof, the Company shall appoint a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Committee or the successor Trustee to evidence the transfer.

     6.4. Transfer of Assets to Successor Trustee. Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall
subsequently be transferred to the successor Trustee.   The transfer shall be
completed within 30 calendar days after receipt of notice of resignation, removal or transfer, unless the Committee extends the time limit.

     6.5. Failure to Appoint Successor Trustee. If the Trustee resigns or is removed, and no successor has been appointed by the effective date of such resignation or removal, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the preceding shall be allowed is administrative expenses of the Trustee.

Article 7.  Amendment, Division or Termination

     7.1. Amendment of the Trust. This Trust Agreement may be amended by a written instrument executed by the Trustee and the Committee. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

     7.2.  Termination of the Trust.

     (a) Except as provided for in (b) below, the Trust shall not terminate until the date on which Plan Participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

     (b) Upon written approval of all of the Plan Participants or beneficiaries entitled to payment of benefits under the terms of the Plan, the Company may terminate this Trust prior to the time that all benefit payments under the Plan have been made, in which case, all assets in the Trust at termination shall be returned to the Company.

Article 8.  Liability and Indemnification

     8.1. Liabilities Mutually Exclusive. To the extent permitted by law, the Company, the Trustee, the Committee, and the Board of Directors and each member thereof, shall be responsible only for its or their own acts or omissions.

     8.2. Indemnification. The Company hereby agrees to indemnify and hold harmless the Trustee from and against any losses, damages, liabilities, claims, costs, or expenses (including reasonable attorneys' fees) which the Trustee may incur by reason of the negligence or misconduct of the Company or the Committee or its authorized agent. In making any distributions and taking any other action hereunder, the Trustee may rely upon and shall be fully protected in relying upon any notice, certificate, or other paper or written document provided by the Company or the Committee and reasonably believed to be genuine.

     8.3. Trustee's Actions Conclusive. Except as otherwise provided by law, the Trustee's exercise or nonexercise of its powers and discretion in good faith shall be conclusive on all persons. No one shall be obliged to see to the application of any money paid or property delivered to the Trustee. The certificate of the Trustee that it is acting in accordance with this Trust will fully protect all persons dealing with the Trustee. If there is a disagreement between the Trustee and anyone as to any act or transaction reported in any accounting, the Trustee shall have the right to a settlement of its account by any court having jurisdiction over the Trust.

Article 9.  Miscellaneous

     9.1. Severability. Any provision of this Trust prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     9.2. Nonalienation. Benefits payable to Participants under this Trust may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution, or other legal or equitable process.

     9.3. Governing Law. This Trust shall be governed by and construed in accordance with the laws of the state of Illinois, to the extent not preempted by federal law.

     9.4. Evidence. Evidence required of anyone under this Trust shall be signed, made, or presented by the proper party or parties and may be by certificate, affidavit, document, or other information which the person acting on it considers pertinent and reliable.

     9.5. Waiver of Notice. Any notice required under this Trust may be waived by the person entitled to such notice.

     9.6. Counterparts. This Trust and any amendments hereto may be executed in two or more counterparts, any one of which will be an original without reference to the others.

     9.7. Gender and Number. Except when otherwise indicated by the context, words denoting the masculine gender shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

     9.8. Scope of this Trust. The Plan and this Trust will be binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, and upon the Company, the Committee, the Trustee and their successors and assigns.

     9.9. Statutory References. Any references in this Trust to a section of the Internal Revenue Code shall include any comparable section or sections of any future legislation that amends, supplements, or supersedes that section.

     9.10. Incorporation by Reference. The Company shall promptly supply the Trustee with a copy of the Plan and any amendments thereto. The Plan is by this reference expressly incorporated herein and made a part hereof within the same force and effect as if fully set forth at length herein.

     9.11. Headings. The headings contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Trust and in no way shall affect the Trust or the construction of any provision thereof.

     IN WITNESS WHEREOF, Arthur J. Gallagher & Co. and the Trustee have caused this Trust to be executed on their behalf and their respective seals to be hereunto affixed and attested by their respective officers thereunto duly authorized, as of the day and year first above written.


                              Arthur J. Gallagher & Co.



                              By:       /s/ J. Patrick Gallagher, Jr.
                                   --------------------------------------------
                              Name:       J. Patrick Gallagher, Jr.
                                     ------------------------------------------
                              Its:       President
                                    -------------------------------------------


                              Trustee



                                             /s/ Robert E. Gallagher
                                    -------------------------------------------
                                    Robert E. Gallagher